UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): November 16, 2007
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                             FIRST BANCSHARES, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


          Missouri                000-22842             43-1654695
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 (State or other jurisdiction   (Commission         (I.R.S. Employer
      of incorporation)         File number)       Identification No.)


142 East First Street, Mountain Grove, Missouri             65711
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(Address of principal executive office)                   (Zip code)


Registrant's telephone number, including are code: (417) 926-5151


                                      NA
           (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
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     On November 19, 2007, the Board of Directors of First Bancshares, Inc. ("Company") announced that it had received a letter from the Nasdaq Stock Market on November 16, 2007 stating that the Company had not been in compliance with the audit committee requirements contained in Nasdaq Marketplace Rule 4350(d)(2) when Dr. James F. Moore resigned from the Company's Board of Directors on November 9, 2006. The Rule requires the Company's Audit Committee be comprised of three independent directors. On November 7, 2007, the Company appointed Thomas M. Sutherland to the Company's Audit Committee. The Nasdaq letter acknowledged that the Company had regained compliance with the Rule as a result of Mr. Sutherland's appointment.


Item 9.01 Financial Statements and Exhibits.
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     (c)  Exhibits

    99.1  Press Release of First Bancshares, Inc. dated November 19, 2007.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 19, 2007               FIRST BANCSHARES, INC.



                                      /s/Ronald J. Walters
                                      -----------------------------------
                                      Ronald J. Walters
                                      Senior Vice President and Chief
                                        Financial Officer
                                     (Principal Financial and Accounting
                                        Officer)

             FIRST BANCSHARES, INC. RECEIVES NASDAQ NOTIFICATION

Mountain Grove, Missouri (November 19, 2007) - First Bancshares, Inc. (NASDAQ
- FstBksh : FBSI), ("Company") the holding company for First Home Savings Bank ("Bank"), today announced that it had received a letter from the Nasdaq Stock Market on November 16, 2007 stating that the Company had not been in compliance with the audit committee requirements contained in Nasdaq Marketplace Rule 4350(d)(2) when Dr. James F. Moore resigned from the Company's Board of Directors on November 9, 2006. The Rule requires the Company's Audit Committee be comprised of three independent directors. On November 7, 2007, the Company appointed Thomas M. Sutherland to the Company's Audit Committee. The Nasdaq letter acknowledged that the Company had regained compliance with the Rule as a result of Mr. Sutherland's appointment.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri, and a loan origination office in Springfield, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Contact:  Daniel P. Katzfey, President and Chief Executive Officer
 (417) 926-5151